Principal Executive

Section 906 Certification under Sarbanes Oxley Act

I, Hepsen Uzcan, certify that:

1.	I have reviewed this report, filed on behalf of DWS Equity Sector Strategy Fund, a series of Deutsche DWS Asset Allocation Trust, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

4/29/2024	/s/Hepsen Uzcan
Hepsen Uzcan
Principal Executive

Principal Financial Officer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DWS Equity Sector Strategy Fund, a series of Deutsche DWS Asset Allocation Trust, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

4/29/2024	/s/Diane Kenneally
Diane Kenneally
Principal Financial Officer